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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 14, 2000, except as to the paragraph titled "Stock Split" of Note 1, as to which the date is January 27, 2000, with respect to the consolidated financial statements of InterTrust Technologies Corporation in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of InterTrust Technologies Corporation for the registration of 7,475,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

Palo Alto, California

March 24, 2000